                                                                  Exhibit 10.22


                                   COVER PAGE

      The capitalized terms in this Lease shall have the meanings ascribed to them below, and each reference to such term in the Lease shall incorporate such meaning therein as if fully set forth therein

TERMS:

LANDLORD:   AP Southeast Portfolio Partners, LP d/b/a Highwoods Anderson with its principal office at 2200 Century Parkway, Suite 800, Atlanta,
            Georgia 30345.

TENANT: AmeriQuest Technologies, Inc. a corporation duly organized and existing under the laws in the state of Pennsylvania with his principal office at 5600 Oakbrook Parkway, Suite 230, Norcross, GA 30093.

PREMISES:   (a)  Suite:  230

            (b)  Rentable Area:  6,011 square feet

            (c)  See Floor Plan attached hereto as Exhibit "A."

BUILDING:   5600 Oakbrook Parkway, Dekalb County Georgia, which is located within the Project.

PROJECT: Those certain tracts or parcels of land owned by Landlord from time to time and being more particularly described on Exhibit "B," together with all improvements located thereon or which may hereafter be constructed thereon.

COMMENCEMENT DATE:  September 15, 1997

TERMINATION DATE:  September 30, 2000

BASE TAXES AND ASSESSMENTS:  $  *  per square foot

BASE INSURANCE:  $  *  per square foot

PERMITTED USES:  General office and warehouse

FIRST LEASE YEAR BASE RENT (PER YEAR):   $40,574.25

FIRST MONTHS RENT:  $ 3,381.19

SECURITY DEPOSIT:  $ 3,656.69

AGENT:  Lavista Associates, Inc. - Ivan Smith


*The estimated base 1997 taxes and assessments on a per square foot basis based on annual Gwinnett county building property tax assessment. Landlord will provide copy of tax notice and resulting per square foot calculation when available. The base year for insurance will also be 1997.

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT, made and entered into as of this 8th day of September, 1997, by and between AP Southeast Portfolio Partners, LP d/b/a Highwoods Anderson a Delaware limited partnership ("Landlord"), and AmeriQuest Technologies, Inc. a Pennsylvania corporation ("Tenant").

      In consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. PREMISES. Landlord does hereby rent and lease to Tenant, and Tenant does hereby rent and hire from Landlord, during the Lease Term (as hereinafter defined), that certain space shown on the floor plan attached hereto as Exhibit "A" and made a part hereof ("Premises"), located in Building 5600 ("Building") of Oakbrook ("Project"), Dekalb County, Georgia, as more particularly described on Exhibit "B" attached hereto and made a part hereof. The Premises are deemed to contain 6,011 rentable square feet ("Rentable Area"). The Project is deemed to contain 106,680 rentable square feet. As used herein, "Tenant's Share" shall mean a fraction, the numerator of which shall be the Rentable Area, and the denominator of which shall be the gross rentable area of the Project. No easement for light and air is included in the Premises. For purposes of this Lease, Tenant's Share is deemed to be five point six percent (5.6%).

      2. POSSESSION.

            a. "Lease Term" means a term commencing on the Commencement Date (as hereinafter defined) and continuing for 36.5 full calendar months (plus any partial calendar month if the Commencement Date is not the first day of a month), unless sooner terminated or extended hereunder.

            b. "Commencement Date" means the earlier of the date Tenant first occupies the Premises or September 15, 1997. If by the Commencement Date Landlord has not substantially completed the improvements to the Premises required to be made by Landlord pursuant to Exhibit "D" attached hereto and made a part hereof (if any), or if Landlord, for any other reason whatsoever, cannot deliver possession of the Premises to Tenant by the Commencement Date, then the Commencement Date shall be postponed (and the rent herein provided shall not commence) until the earlier of either (I) the date of actual occupancy of the Premises by Tenant or (ii) the date immediately following the day Landlord has achieved substantial completion of such improvements. Landlord and Tenant shall each have the option to terminate this lease by written notice to the other if the Commencement Date has not occurred within six (6) months from the date hereof. Provided, further, this lease shall automatically terminate without action on the part of any party hereto if the Commencement Date has not occurred within twelve (12) months from the date hereof. Landlord shall have no liability for any delay in delivering possession of the Premises to Tenant.

            c. If, and to the extent, Landlord's substantial completion of the improvements to the Premises pursuant to Exhibit "D" attached hereto is delayed due to any act or omission of Tenant or anyone acting under or for Tenant (any such delay being hereinafter referred to as "Tenant's Delay"), then the Commencement Date shall be the date specified in subsection (b) above, subject to adjustment as provided therein, but without extension as a result of Tenant's Delay; provided that from the Commencement Date, as so determined, until the earlier of (I) the date of actual occupancy of the Premises by Tenant or (ii) the date immediately following the date Landlord would have achieved substantial completion of such improvements but for Tenant's Delay, Tenant's obligations under this Lease shall be limited to the payment of any and all Rent due hereunder.

            d. Within five (5) days of written request by Landlord, Tenant agrees to execute and deliver to Landlord a commencement date agreement setting forth the exact Commencement Date of the Lease Term and stating that all tenant improvements to be constructed by Landlord have been substantially completed, subject to the completion of any outstanding punchlist items.

      3. BASE RENT.

            a. Tenant shall pay to Landlord at AP Southeast Portfolio Partners, LP, P.O. Box 100730 Atlanta. Georgia 30384-0730 or at such other place as Landlord may designate, from and after the Commencement Date, an initial annual Base Rent of $40,574.25 plus sales tax, if applicable, to be paid without notice, demand, deduction, or set-off on the first day of each month, in advance. The Base Rent shall be payable during the Lease Term and shall be adjusted as set forth in the Special Stipulations attached hereto.

            b. As used in this Lease, the term "Rent" shall include Base Rent, Additional Rent, and all other sums and obligations due Landlord hereunder.

            c. Payments of Rent not received by Landlord within five (5) calendar days of the due date thereof shall be subject to a late charge due and payable by Tenant to Landlord on the sixth (6th) calendar day after the due date thereof in an amount equal to twenty five dollars ($25.00) or five percent (5%) of such past due amount, whichever amount is greater.

      4. ADDITIONAL RENT. Additional Rent for any calendar year shall equal the sum of the following amounts:

            a. Tenant's Proportionate Share of any increase in Taxes on the Property over the amount payable therefor for the calendar year in which the Commencement Date occurs (the "Base Year"). "Taxes" means all real estate taxes, assessments (whether for drainage, sewage, or other public improvements), taxes on rent or on occupancy or use of the Property, and similar governmental impositions now or hereafter levied or assessed, whether general or special, and whether imposed by any governmental entity or special taxing or assessment district (excluding, however, any income, franchise, or similar tax imposed directly on Landlord or Landlord's net income from the Property), together with all costs incurred by Landlord in contesting same.

            b. Tenant's Proportionate Share of any increase in premiums for casualty and for liability insurance coverage carried by Landlord for the Property (including any endorsements or additional coverages that Landlord may reasonably elect to carry) over the amount payable therefor for the Base Year; excluding, however, any increased premium attributable solely to a particular hazardous use of the Property by another tenant.

             c. Tenant's Proportionate Share of all costs payable by Landlord for (a) operating and maintaining (including routine repairs and replacements) the common areas, facilities, and equipment of the Property, including landscaping, irrigation systems, parking and loading areas, driveways, sidewalks, exterior lighting, common signs, garbage collection and disposal, common water, sewer, plumbing, gas, electric facilities and equipment, common area security services and equipment (if furnished by Landlord), and other areas, facilities, or equipment shared by the various tenants in the Building,
(b) assessments, fees, or similar charges imposed on the Property for its share of the cost of operating and maintaining common areas and facilities of the business park in which the Property is located, (c) unless separately metered and payable directly by Tenant, charges by public or private utility companies for water and sewer usage, and (d) administrative costs, management fees and costs and

      *The estimated base 1997 taxes and assessments on a per square foot basis based on annual Gwinnett county building property tax assessment. Landlord will provide copy of tax notice and resulting per square foot calculation when available. The base year for insurance will also be 1997.

expenses of providing accounting and bookkeeping services with respect to the operation and maintenance of the Property. Common Area Maintenance charges will not reflect major replacements or capital improvements such as roof, parking lots, and structures.

      5. To the extent attributable to the Premises, the entire amount of any costs payable by Landlord for pest control and vermin extermination in the Premises. Landlord shall attempt in good faith (without litigation) to keep such costs reasonably consistent with those of comparable properties in the same market area.

Additional Rent shall be calculated and appropriately adjusted for each calendar year (including the Base Year) to reflect costs that would have been incurred for a full calendar year with the entire rentable area of the Building occupied. The base year for all additional rent calculations contained in paragraph 1 & 2 of this Exhibit E shall be 1997.

      6. UTILITIES. Tenant shall promptly pay the cost of all utility services furnished to the Premises, including, but not limited to, gas, water, electricity, garbage collection and other sanitary services, and any initiation or connection fees for any of the foregoing. Landlord may furnish any utility service to the Premises, and Tenant shall promptly pay Tenant's Share of the cost of any such utility to Landlord within ten (10) days of receiving a statement showing any amount due. Landlord may adjust Tenant's Share for purposes of this paragraph if Landlord determines that Tenant's use of the Premises justifies a disproportionate allocation of utility cost to Tenant.

      7. SECURITY DEPOSIT. Tenant shall deliver to Landlord a Security Deposit in the amount of $3,656.69 ("Security Deposit") which sum may be held by Landlord in a regular business checking account, without any obligation to accrue interest. The Security Deposit shall be held by Landlord as security for performance by Tenant of Tenant's covenants and obligations under the Lease and the Security Deposit shall not constitute, or be considered, an advance of payment of rent, or a measure of Landlord's damages in the case of default by Tenant. Without waiving or releasing any liability or obligation of Tenant to perform under the terms of the Lease, Landlord may from time to time without prejudice to or waiving or releasing any of the other remedies, use such deposit to the extent necessary to offset any arrearages of rent or any other damages, injury, expense, or liability incurred by Landlord as a result of any event of default by Tenant. Upon receipt of notice from the Landlord that the Security Deposit or any portion of the Security Deposit has been so applied, Tenant shall pay to Landlord the amount of the Security Deposit so applied in order to restore the Security Deposit to its original amount. Within a reasonable time after termination of the Lease, if Tenant is not then in default under the terms of the Lease, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant.

      8. USE. The Premises shall be used by Tenant for general office and warehouse and related purposes and no other. The Premises shall not be used for any illegal purposes, nor shall the Premises be used in violation of any governmental regulation, in any manner which would be deemed an extra-hazardous use by any insurance company insuring the Premises or the Building or would otherwise vitiate or increase the rate of insurance carried by either Landlord or Tenant on the Premises or the Building. Tenant shall not do or permit anything to be done in or about the Premises which would in any way obstruct or interfere with the rights of other tenants of the Building. Tenant hereby agrees to comply with any and all municipal, county, state and federal statutes, regulations, and ordinances, all restrictive covenants to which the Building is subject, and other legal requirements applicable or in any way relating to the use and occupancy of the Premises.

      9. ACCEPTANCE OF PREMISES. Tenant accepts the Premises in their present condition and as suited for the uses intended by Tenant, subject only to Landlord's agreement to construct tenant improvements pursuant to Exhibit "D" attached hereto, if any.

      10. ALTERATIONS BY TENANT. Tenant shall make no alterations, additions or improvements to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall conduct any permitted work in such a manner as not to interfere with the operation of the Building or the business of other tenants and shall, prior to commencement of the work, submit to Landlord copies of all necessary permits. Landlord reserves the right to have final approval of the contractors hired by Tenant. All alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property and at the end of the Lease Term shall remain in or upon the Premises without compensation to Tenant. If, however, Landlord shall request in writing, Tenant will, prior to termination of this Lease, remove any and all alterations, additions and improvements placed or installed by Tenant in the Premises, and will repair any damage caused by such removal.

      11. TENANT'S EQUIPMENT. Any trade fixtures, equipment and other personal property of Tenant not permanently affixed to the Premises ("Personal Property") shall remain the property of Tenant. Tenant shall have the right, provided Tenant is not in default hereunder, to remove the same so long as such removal does not adversely affect the operation of tenant's business in the Premises. Subject to any lien rights of Landlord, Tenant shall remove all of the Personal Property from the Premises prior to any expiration or any termination of this Lease. Any Personal Property remaining on the Premises after expiration or termination of this Lease shall be deemed abandoned and may be removed and disposed of by Landlord, all costs for which shall be paid by Tenant. Tenant at its sole expense shall immediately repair any damage occasioned to the Premises by reason of the installation or removal of any Personal Property. Tenant assumes the risk of any and all damage from any casualty whatsoever to, or theft or any other loss of, its improvements to, and the Personal Property within, the Premises.

      12. MAINTENANCE AND REPAIR BY LANDLORD

            a. Landlord shall, except as provided elsewhere herein and subject to the negligence of Tenant, its agents or employees, make necessary repairs to the foundation, exterior walls (excluding windows, window glass, plate glass and doors) and roof of the Building. Tenant shall promptly report to Landlord any defective condition in the Premises known to Tenant which Landlord is required to repair hereunder, and failure to so report shall relieve Landlord of liability for damages to any personal property, fixtures or Tenant Improvements located in the Premises resulting from or in connection with such defective condition.

            b. Landlord shall maintain the common areas of the Project, including parking and landscaped areas.

      13. MAINTENANCE AND REPAIR BY TENANT Tenant shall, at its sole expense, repair, maintain and replace as necessary and keep in good, clean and safe condition all portions of the Premises which are not, pursuant to Paragraph 11 hereof, specifically the responsibility of Landlord as set forth herein, including, without limitation, all windows, doors, partitions, and utility and HVAC systems. Tenant shall maintain in force at all times a maintenance contract for the HVAC systems in a form and with a contractor acceptable to Landlord. A copy of the maintenance agreement shall be given to Landlord within the first 60 days of Tenant's occupancy. Tenant is responsible for all repairs to the mechanical systems. Landlord may, at its option, and without relieving any duty or obligation of Tenant to perform under the Lease, and after appropriate notice to Tenant, perform any duty of Tenant hereunder and Tenant shall pay the cost thereof to Landlord as Additional Rent and shall be subject to any other remedy or right Landlord may have should the failure to perform constitute a default under the Lease. Tenant will not injure the Premises, or commit or allow to be committed any waste therein. Tenant shall repair any damage to the Premises or the Building caused by Tenant or Tenant's agents, contractors, employees, invitees and visitors.

      14. MECHANIC'S LIENS. Tenant shall keep the Premises, the Building and the Project free from liens for any work performed, material furnished or obligations incurred by or for Tenant. Upon the filing of any such lien, Tenant will cause such lien to be removed within ten (10) days after filing; if not so removed, Landlord may cause same to be discharged and any amount paid by Landlord shall bear interest at the rate of eighteen percent (18%) per annum from the date of payment by Landlord and shall be payable by Tenant to Landlord upon demand.

      15. INSURANCE.

            a. Tenant shall obtain and maintain in force throughout the Lease Term comprehensive general liability, premises and operations insurance in the amount of not less than $1,000,000.00 for any one injury (including death) and not less than $2,000,000.00 for any bodily injury (including death) annual aggregate and not less than $1,000,000.00 for property damage. Said policy shall name both Landlord and Tenant as insured and shall contain a provision requiring the insurer to give Landlord at least fifteen (15) calendar days prior written notice before any termination or expiration of said policy for any reason. Prior to occupancy of the Premises and prior to the expiration of each term on such policy Tenant shall deliver to Landlord the original of such policy or a proper certificate from the insurer.

            b. Tenant shall, at its own cost and expense, obtain and keep in force during the Lease term all risk coverage on its improvements, fixtures, furnishings, equipment and inventory in and upon the Premises for the full replacement value thereof.

            c. Tenant understands that Landlord may furnish the Insurance Questionnaire attached hereto as Exhibit "C" and made a part hereof to Landlord's insurance carrier. Landlord's execution hereof shall not constitute acknowledgment, approval or the acceptance of responsibility for the materials and conditions stated therein, nor vitiate any of Tenant's obligations hereunder. Tenant shall promptly notify Landlord of any change to the truth or accuracy of the information contained therein promptly upon learning of same. The operation by Tenant of its business on the Premises other than in accordance with the information contained in the Insurance Questionnaire shall be a default hereunder. If any information contained in the Insurance Questionnaire is or becomes false or inaccurate, or if a use not revealed by Tenant in the Insurance Questionnaire causes Landlord's insurance costs to increase, Tenant shall be liable to Landlord for any such increase in cost arising from or in connection therewith and shall be deemed to be in default under the Lease.

      16. WAIVER OF SUBROGATION. All policies of casualty insurance obtained by Landlord or Tenant with respect to the Premises, the Building, or the contents thereof shall contain a waiver by the insurer of all right of subrogation in connection with any loss or damage insured against by such policy. Landlord and Tenant, to the fullest extent permitted by law, each waive all right of recovery against the other for, and agree to hold the other harmless from liability, for all losses or damages to the extent of insurance proceeds actually available or that would have been available (if such policies are not obtained in accordance with the provisions hereof) under policies required hereby. If such waiver of subrogation shall not be obtainable or shall be obtainable only at a premium over that charged without such waiver, the party seeking such waiver shall so notify the other in writing, and the latter party shall have ten (10) days in which either
(I) to procure on behalf and at the cost of the notifying party insurance with such waiver from a company or companies reasonably satisfactory to the notifying party or (ii) to agree to pay such additional premium (in each case, in equitable proportions).

      17. CASUALTY. If the Premises are damaged by fire or other casualty or the elements to the extent that, in the judgment of Landlord, the damage cannot be repaired within one hundred twenty (120) days, or if the Building is so damaged that Landlord shall decide to demolish, rebuild or reconstruct the Building, this Lease shall, at the option of Landlord, terminate as of the date of such casualty, and Tenant shall immediately surrender the Premises to Landlord and pay Rent up to the date of such surrender. If this Lease is not so terminated, Landlord shall, within a reasonable time, rebuild or repair the Premises to substantially the same condition in which they existed prior to such damage; provided, however, Landlord's obligation hereunder shall be limited to the insurance proceeds available, and paid1 to Landlord on account of such damage and to improvements initially constructed at Landlord's cost. Promptly upon completion of Landlord's repairs, Tenant shall repair and replace all other alterations and improvements installed in the Premises by or for Tenant and the Personal Property of Tenant. After any casualty to the Premises, Tenant shall continue to owe and pay Rent, but, subject to the next succeeding sentence, Rent shall be equitably abated until the earlier of the date possession of the entire reconstructed Premises is restored to Tenant or the Lease terminates. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the negligent or willful acts or omissions of Tenant or any of Tenant's agents, contractors, employees, or invitees, the Rent shall not be so abated. Landlord shall not be liable to Tenant for inconvenience, annoyance, loss of profits, expenses or other type of injury or damage resulting from the repair of any such damage, or any delay in making such repairs, or for the termination of this Lease as herein provided. Landlord may terminate this Lease upon any damage or destruction to the Premises occurring during the final two (2) years of the Lease Term.

      18. CONDEMNATION.

            a. In the event of a taking of all of the Premises, or such portion thereof as to substantially impair the use thereof in the sole judgment of Landlord, then this Lease shall automatically terminate on, and all Rent payable by Tenant shall be apportioned and paid through, the date of such taking. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such taking.

            b. In the event of a partial taking for which this Lease is not terminated, the Rent hereunder shall be equitably reduced, and Landlord shall restore and reconstruct the Premises (to the extent of the improvements initially constructed at Landlord's cost) to the extent necessary to make it reasonably tenantable, but Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord for such restoration.

      19. INDEMNITY.

      Tenant shall indemnify and hold harmless Landlord and Landlord's partners, officers, employees and agents from and against any and all liabilities, damages, losses, and expenses (including attorney's fees) arising in whole or in part by reason of or in connection with:

               (i) any injury to or death of persons or damage to property (a) on the Premises, or (b) in any manner arising out of, by reason of or in connection with, the use, non-use or occupancy of the Premises;

               (ii)the violation or breach of, or the failure of Tenant to fully and completely observe and satisfy, any term or condition of this Lease; or


thereof.

               (iii) the violation of any law affecting the Premises or the use or occupancy

      This contract provision notwithstanding, Tenant shall in no way be liable to Landlord for any of the foregoing proximately caused by gross negligence or willful malfeasance or misconduct of Landlord.

      20. SUBLETTING AND ASSIGNMENT

               a. Tenant shall not assign this Lease or sublet the Premises or any portion thereof without obtaining in each instance the prior written consent of Landlord. Landlord's consent to Tenant's request to an assignment or sublease shall not be unreasonably withheld; provided, however, in determining whether or not to give or withhold its approval of any proposed assignee or subleassee hereunder, Landlord shall be entitled to consider, without limitation, the creditworthiness of such proposed assignee or subleassee, the character and/or type of business of such proposed assignee or subleassee, the impact of such assignee or subleassee and its business on the image of the Project, and whether or not such assignee or subleassee will favorably coexist and mix with and not detract from the character and quality of the Project.

            b. If Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall make prior written request to Landlord, which request shall specify (I) the name and business of the proposed assignee or subleassee, (ii) the size and location of the space affected, (iii) the proposed effective date and duration of the assignment or sublease and (iv) the proposed rental or other consideration to be paid to Tenant by such assignee or subleassee. Landlord shall have a period of thirty (30) days following receipt of such notice within which to notify Tenant of its decision regarding the proposed assignment or sublease. Tenant agrees to reimburse Landlord for Landlord's reasonable attorney's fees and costs incurred in connection with the processing and documentation of any request made pursuant to this section.

            c. The occupancy of the Premises by any division, subsidiary, affiliate or other related entity of Tenant or by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord in accordance with this section.

            d. Any consent to subletting or assignment shall not be deemed a waiver of Landlord's right to withhold its consent to any further subletting or assignment. Notwithstanding any permitted subletting or assignment, Tenant shall remain obligated to Landlord to discharge all the obligations of Tenant herein contained and Landlord shall be afforded all remedies provided hereunder in the event of an uncured default by Tenant. In the event of any permitted assignment of the Lease or any permitted subletting of the Premises by Tenant, in addition to Tenant's other obligations hereunder, Tenant shall pay to Landlord the excess, if any, of (I) the rentals and all other charges or consideration of any nature actually received by Tenant from Tenant's assignee or subtenant under the terms and provisions of such assignment or sublease or in any manner connected therewith at the time such rentals and other charges are paid thereunder, over (ii) the total Rent paid by Tenant to Landlord hereunder, pro-rated based upon the number of square feet assigned or subleased, in the case of an assignment or a sublease of a portion, but not all, of the Premises.

      21. SUBORDINATION.

            a. This Lease is, and shall be, subordinate to any mortgage or deed to secure debt ("Mortgage") which might now or hereafter constitute a lien upon the Building or the Project. This provision shall be self-operative, and shall not require any further documentation to evidence or effectuate this subordination. Upon request by Landlord or the holder of any Mortgage, Tenant shall execute such documentation as may be requested to evidence the foregoing subordination and, failing to do so within ten (10) days after request therefor, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead so to do. Notwithstanding the foregoing, however, any holder of a Mortgage may elect that this Lease shall be superior to its Mortgage, and upon written notification of such election this Lease shall automatically be superior to said Mortgage whether this Lease is dated prior to or subsequent to the date of the Mortgage.

            b. Upon any assignment of this Lease by Landlord, or upon a foreclosure of any Mortgage or sale in lieu of foreclosure and at the election of the purchaser at such foreclosure sale or sale in lieu of foreclosure, Tenant shall be bound to said assignee or any such purchaser under all of the terms, covenants and conditions of this Lease for the balance of the Lease Term. Tenant hereby attorns to such succeeding party as its landlord under this Lease, and agrees to execute all instruments required by such purchaser affirming such attornrnent.

      22. DEFAULTS. Tenant shall be in default under this Lease upon the occurrence of any one or more of the following events or occurrences, each of which shall be deemed to be a material default:

            a. Tenant fails to pay the full amount of Rent or any other sum due hereunder punctually on the due date thereof, which failure is not cured within five (5) days after written demand by Landlord.

            b. Tenant fails to fully and punctually observe or perform any of the terms, conditions or covenants of this Lease, which failure is not cured within five (5) days after written demand by Landlord; provided, that if such failure is impossible to cure within such five-day period and Tenant is diligently pursuing such cure, Tenant shall have an additional period, as determined by Landlord in its reasonable discretion, not to exceed thirty (30) days to cure such failure.

            c. Tenant fails to take possession or occupancy of, or deserts or abandons the Premises or the Premises become vacant.

            d. Any representation, statement, or warranty made by Tenant Lease, or in any information sheet or document furnished by Tenant or any guarantor with respect to the net worth, liabilities, assets, or financial condition of Tenant guarantor hereof, or any other matter, shall be or prove to be untrue or misleading.

            e. The filing or execution or occurrence of; (a) a petition by or against Tenant or any guarantor hereof in bankruptcy or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy or insolvency statute or law, (bb) adjudication of Tenant or any guarantor hereof as a bankrupt or insolvent, or insolvencyin the bankruptcy or equity sense, (cc) an assignment by Tenant or any guarantor hereof for the benefit or creditors, (dd) a petition or proceeding by or against Tenant or any guarantor hereof for, or the appointment of a trustee, receiver, guardian, conservator or liquidator with respect to any portion of Tenant's or guarantor's property, (ee) any levy, execution or attachment against Tenant or any guarantor hereof, or (ff) any transfer or passage of any interest of Tenant under this Lease by operation of law.

                  (i) Tenant fails to fully and punctually observe or perform any of the terms, conditions or covenants of this Lease, for which Tenant has already received a written notice and effected cure within the preceding six months.

      23. REMEDIES.

            a. Upon occurrence of any one or more of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any demand or notice whatsoever (except as expressly provided in this Lease):

            b. Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice.

            c. Terminate this Lease as provided in subparagraph (a) (I) hereof and recover from tenant all obligations arising up to the date of such termination and all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination represents the present value (discounted at a rate equal to the greater of eight percent (8%) per annum or the then applicable rate of interest as specified in the financing outstanding on the Project) of the excess, if any, of (aa) the Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (bb) the aggregate reasonable rental value of the Premises for the same period, all of which present value of such excess sum shall be deemed immediately due and payable; provided, however, that such sum shall not be deemed a penalty or forfeiture, actual damages being difficult or impossible to measure, and such sum represents the parties' reasonable best estimate of the damages which would be incurred by Landlord in the event of a breach by Tenant.

            d. Without terminating this Lease, declare immediately due and payable all Rent and other amounts due and coming due under this Lease for the entire remaining Term hereof, together with all other amounts previously due, at once, which total amount shall be discounted to the present value (at a rate equal to the greater of eight percent (8%) per annum or the then applicable rate of interest specified in the financing outstanding on the Project); provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance for Rent for the remainder of said Term. Upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants, and subtenants on account of said Premises during the Term of this Lease provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence less all costs, including refurbishing the Premises and new lease commissions, expenses and attorney's fees of Landlord incurred in connection with the reletting of the Premises.

            e. Without terminating this Lease, and with or without notice to Tenant, Landlord may in Landlord's own name, but as agent for Tenant, enter into and upon and take possession of the Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom, and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Premises or any portion thereof as the agent of Tenant with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. Landlord shall in no way be responsible or liable for any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any Rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including without limitation, brokerage fees and attorneys' fees and costs of alterations and repairs; third, to the payment of Rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent and for application in payment of future Rent as the same may become due and payable hereunder. If the rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly.

            f. Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, which Landlord is obligated to furnish or render, so long as Tenant is in default under this Lease.

            g. Pursue such other remedies as are available at law or in equity.

            h. Landlord's pursuit of any remedy or remedies, including, without limitation, any one or more of the remedies stated in the foregoing subparagraph
(a), shall not (I) constitute an election of remedies provided in this Lease or any other remedy or remedies provided by law or in equity, separately or concurrently or in any combination, or (ii) serve as the basis for any claim of actual or constructive eviction, or allow Tenant to withhold any payments under this Lease.

            i. No termination of this Lease prior to the normal expiration thereof, by lapse of time or otherwise, shall affect Landlord's right to collect Rent for the period prior to termination thereof. No surrender of the Premises or any part thereof by delivery of keys or otherwise shall operate to terminate this Lease unless and until expressly accepted in writing by an authorized officer of Landlord.

            j. The foregoing provisions shall apply to any renewal or extension of this Lease.

      24. NOTICE TO MORTGAGEE. Prior to the exercise by Tenant of any remedy afforded for Landlord's default hereunder, Tenant shall give the holder of any Mortgage written notification of such default by Landlord and thirty (30) days within which to cure the same; provided, Tenant's obligation hereunder is limited to those Mortgage holders of which it has received written notice.

      25. HAZARDOUS SUBSTANCES. Tenant represents and warrants that it will not, on or about the Premises, make, store, use, treat, transport or dispose of any hazardous or toxic waste, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is prohibited, regulated (unless such regulations are adhered to and Landlord is notified thereof) or penalized by any local, state or federal agency, authority or governmental unit.

      26. SIGNAGE. Tenant shall not install or maintain any signs visible from outside the Premises except in accordance with the Rules and Regulations. Tenant shall be responsible to Landlord for any damage caused by the installation, use or removal of any sign.

      27. ATTORNEY'S FEES. In the event that litigation results from an attempt by either party hereto to enforce its rights under this Lease, the prevailing party in such litigation shall be entitled to reimbursement by the non-prevailing party for any and all reasonable attorneys' fees, and expenses incurred in connection with such enforcement. Provided, further, in the event that Landlord utilizes services of an attorney to collect rent due and payable hereunder Landlord shall further be entitled to collect from Tenant fifteen percent (15%) of the Rent so collected as attorney's fees. Additionally, Tenant agrees to reimburse Landlord for any and all reasonable costs and expenses (including attorneys' fees) which Landlord may incur or pay in connection with negotiations in which Landlord shall become involved through or on account of the Lease or in connection with any request by Tenant for review or approval by Landlord, provided, however, that this obligation shall not apply to any negotiations between Landlord and Tenant respecting this agreement or any renewals thereof.

      28. TIME OF ESSENCE. Time is of the essence of this Lease.

      29. LANDLORD AND TENANT RELATIONSHIP. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; and Tenant has only a usufruct not subject to levy and sale.

      30. SALE BY LANDLORD. In the event of any sale, conveyance, transfer or assignment by Landlord of its interest in and to the Premises, all obligations and liabilities under this Lease of the party so selling, conveying, transferring or assigning the Premises arising after the date of such disposition shall terminate. Tenant shall thereafter look only and solely to the party to whom or which the Premises were sold, conveyed, transferred, or assigned for performance of all of Landlord's duties and obligations under this Lease, including the return of any Security Deposit.

      31. SURRENDER OF THE PREMISES. At the termination of this Lease; Tenant shall surrender the Premises and keys thereof to Landlord in at least as good a condition as on the Commencement Date, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant.

      32. PARTIES. "Landlord" as used in this Lease shall include Landlord's assigns and successors in title to the Premises. "Tenant" shall include Tenant and, if this Lease shall be validly assigned or the Premises sublet, shall include such assignee or subtenant, it's successors and permitted assigns. "Landlord" and "Tenant" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

      33. ESTOPPEL CERTIFICATE. At any time and from time to time, Tenant, within ten (10) days of written request therefore, shall execute, acknowledge and deliver to Landlord a certificate evidencing whether or not (i)this Lease is in full force and effect; (ii) this Lease has been amended in any way; (iii) there are any existing defaults on the part of Landlord hereunder, to the knowledge of Tenant, and specifying the nature of such defaults, if any; (iv) the date to which Rent and other amounts due hereunder, if any, have been paid; and (v) such other matters requested by Landlord. Each certificate delivered pursuant to this paragraph may be relied on by any prospective purchaser of the Building or transferee of Landlord's interest hereunder or by any holder or prospective holder of any mortgage instrument or deed to secure debt now or hereafter encumbering the Building. Tenant's failure to deliver such statement, in addition to being a default hereunder, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance.

      34. RELOCATION. If the Premises have a rentable area of less than 25% of the Building floor area, at Landlord's option, to be exercised by notice to Tenant specifying the date of relocation, Landlord may designate any other space in the Building or the Project to be occupied by Tenant in lieu of the Premises, provided that said other space is of substantially equal size and area. Landlord shall be responsible for the reasonable costs and expenses related to Tenant's move as well as the expense of any renovation or alterations necessary to make the new space substantially conform to layout and appointment with the original Premises.

      35. SUCCESSORS AND ASSIGNS. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors, heirs, legal representatives and assigns, subject, however, in the case of Tenant, to the restrictions on assignment and subletting contained in this Lease.

      36. LIMITATION OF LIABILITY. Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Project, and neither Landlord, nor any joint venturer, partner, officer, director or shareholder of Landlord or any of the joint venturers of Landlord shall have any personal liability whatsoever with respect to this Lease.

      37. RULES AND REGULATIONS. Tenant accepts the Premises subject to and hereby agrees with Landlord to abide by the Rules and Regulations attached to this Lease and incorporated herein by reference, together with such additional Rules and Regulations or amendments thereto as may hereafter from time to time be reasonably established by Landlord, and such additions or amendments shall be binding on Tenant upon receipt of same by Tenant.

      38. RIGHT OF ENTRY. Landlord shall have the right, but not the obligation, to enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants; to inspect the Premises to see that Tenant is complying with all Tenant's obligations hereunder; to make repairs required of Landlord under the terms of this Lease or repairs or modifications to any adjoining space; and for any other reasonable purpose.

      39. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and either personally delivered, sent by U.S. Certified or Registered Mail, return receipt requested, postage prepaid, or sent by Federal Express, or any similar service, to the party being given such notice at the following addresses:

LANDLORD:         AP Southeast Portfolio Partners, LP
                  2200 Century Parkway, Suite 800
                  Atlanta, Georgia 30345


TENANT:           AmeriQuest Technologies, Inc.
                  5600 Oakbrook Parkway, Suite 230
                  Norcross, GA 30093

The time period in which a response to any notice, demand or request must be given, if any, shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Rejection or failure to claim delivery of any such notice, demand or request, or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of the notice, demand or request as of the date of deposit in the United States Mail or the date of attempted personal delivery, as the case may be. By giving at least thirty (30) days written notice thereof, any party shall have the right from time to time and at any time to change their respective addresses.

      40. HOLDING OVER. If Tenant remains in possession of the Premises after expiration of the Lease Term, with Landlord's acquiescence and without any distinct agreement of the parties, Tenant shall be a tenant at will at a rental rate equal to two times the rate in effect at the end of this Lease (in addition to all Additional Rent). There shall be no renewal of the Lease by operation of law.

      41. MISCELLANEOUS. This Lease contains the entire agreement of Landlord and Tenant and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to exercise any right hereunder or demand exact compliance with the terms hereof. If any clause or provision of this Lease is illegal, invalid or unenforceable under applicable present or future laws or regulations effective during the term of this Lease, the remainder of this Lease shall not be affected. In lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. This Lease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Georgia. Neither this Lease, nor any memorandum of this Lease or reference hereto, shall be recorded by Tenant without Landlord's consent endorsed thereon. Landlord shall be excused from the performance of any of its obligations under this Lease for the period of any delay resulting from any cause beyond its control, including, without limitation, all labor disputes, governmental regulations or controls, fires or other casualties, inability to obtain any material or services or acts of God.

      42. DISCLAIMER. Tenant has made its own independent inspection and review of the premises and the terms and conditions of this Lease and acknowledges and agrees that Tenant has not, in any way, relied upon any brochure, literature, representation, guaranty or warranty (whether express or implied, oral or written) made by Landlord or any agent or representative or employee or attorney on behalf of Landlord in connection with any aspect of the Leased Premises or the Project or the terms and conditions of the Lease.

      43. SPECIAL STIPULATIONS. In the event any Special Stipulations are attached to this the terms thereof shall control in the event of a conflict between the provisions of this and the provisions thereof.
      IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, under seal, in their respective names and on their behalf by their duly authorized officials, the day and year indicated below.


                               "LANDLORD"

                                AP Southeast Portfolio Partners,

                                By:  Highwoods Properties, Inc., general
                                       partner

                                ______________________________________

                                ______________________________________

                                "TENANT"

                                AmeriQuest Technologies, Inc.

                                By:  _________________________________

                                       Its:  _________________________

                                       Attest:  ______________________

                                       Its:  _________________________

                                       _______________________________

                                                            (CORPORATE SEAL)

                              RULES AND REGULATIONS


      SIGN DISPLAY. Tenant will provide its own signage for the Premises. Such signage will be coordinated throughout the park for uniformity and attractiveness. No sign, tag, label, picture, advertisement or notice shall be displayed, distributed, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Building or of the Premises without the prior written consent of Landlord. All permitted signage shall be maintained in compliance with applicable governmental rules and regulations, and all restrictive covenants, governing such signs. Tenant shall be responsible for any damage caused by the installation, use or removal of any sign. Landlord may require Tenant to remove all signage at the termination of the Lease and to repair any damage occasioned by such removal.

      DRIVES AND PARKING AREAS. All parking shall be within the property boundaries and within marked parking spaces. There shall be no on-street parking and at no time shall any Tenant obstruct drives and loading areas intended for the use of all Tenants. The drives and parking areas are for the joint and nonexclusive use of Landlord's tenants, and their agents, customers and invitees, unless specifically marked. In the event Tenant, its agents, customers, and/or invitees use a disproportionate portion of the parking, Landlord shall have the right to restrict Tenant, its agents, customers and/or invitees to certain parking areas. Tenant shall not permit any fleet trucks to park overnight in the Building's parking areas.

      STORAGE AND LOADING AREAS. Unless specifically approved by Landlord in writing, no materials, supplies or equipment shall be stored anywhere except inside the Premises. In no event shall Tenant cause or allow any outside storage of trash, refuse or debris, whether in the area of the dumpster or otherwise.

      LOCKS. No additional locks shall be placed on the doors of the Premises by Tenant nor shall any existing locks be changed unless Landlord is immediately furnished with two keys thereto. Landlord will, without charge, furnish Tenant with two keys for each lock on the entrance doors when Tenant assumes possession, with the understanding that at the termination or expiration of the term of the Lease the keys shall be returned.

      CONTRACTORS AND SERVICE MAINTENANCE. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Premises for Tenant to Landlord for its approval and supervision before performance of any service. This provision shall apply to all work performed in the Building, including, but not limited to, installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

      LODGING. No Tenant shall at any time occupy any part of the Building as sleeping or lodging quarters.

      REGULATION OF OPERATION AND USE. Tenant shall not place, install or operate on the Premises or in any part of Building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other flammable, explosive or hazardous material without the prior written consent of Landlord.

      WINDOW COVERINGS. Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings Landlord may provide or approve) so that a full unobstructed view of the interior of the Premises may be had from outside the Building.

      MODIFICATIONS. Landlord shall have the right from time to time to modify, add to or delete any of these Rules and Regulations at Landlord's sole discretion.

                              SPECIAL STIPULATIONS

RENTAL SCHEDULE

The following schedule is the Base Rent payable per Paragraph 3a. of this lease:

      Beginning September 15, 1997 through September 30, 1997 the sum of one thousand four hundred sixty five and 19/100 Dollars ($1,465.18).

      Beginning October 1, 1997 through September 30, 1998 the monthly sum of three thousand three hundred eighty one and 19/100 Dollars ($3,381.19) for a total annual base rental of forty thousand five hundred seventy-four and 25/100 Dollars ($40,574.25).

      Beginning October 1, 1998 through September 30, 1999 the monthly sum of three thousand five hundred sixteen and 44/100 Dollars ($3,516.44) for a total annual base rental of forty two thousand one hundred ninety-seven and 22/100 Dollars ($42,197.22).

      Beginning October 1, 1999 through September 30, 2000 the monthly sum of three thousand six hundred fifty-six and 69/100 Dollars ($3,656.69) for a total annual base rental of forty three thousand eight hundred eighty and 30/100 Dollars ($43,880.30).

AS-IS CONDITION

Except for the items detailed on Exhibit "D" attached hereto, Tenant agrees to accept the leased premises in an "as-is" condition. Landlord agrees that the HVAC, doors, electrical and plumbing fixtures will be in a satisfactory working condition at the time of occupancy and warrants their condition for ninety (90) days.


DISCLOSURE STATEMENT

REAL ESTATE BROKERS AND AGENTS. Tenant warrants and represents that Tenant has had no dealings with any real estate broker or agent, other than AP SOUTHEAST PORTFOLIO PARTNERS, LP and LAVISTA ASSOCIATES, in connection with the negotiation or execution of this Lease. LAVISTA ASSOCIATES has represented Tenant in this transaction and will be paid a commission by Landlord. Tenant agrees to indemnify and hold Landlord harmless from and against any and all cost, expense or liability for commissions or other compensation or fees claimed by any other broker or agent acting or claiming to act for Tenant with respect to this Lease.

                                   EXHIBIT "B"
                                Legal Description

                                   EXHIBIT "D"

LANDLORD IMPROVEMENTS

It is understood and agreed by both parties that the following improvements will be provided by the Landlord:


      Landlord will provide a $3.OO/psf allowance for paint, carpet and minor modifications that conform to the building standards.


                                       20